UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 28, 2019

GLOBAL FIBER TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

ECO TEK 360, INC.

(Former name or former address, if changed since last report)

000-52047	11-3746201
(Commission File Number)	(IRS Employer Identification No.)

142 Belmont Drive #1 Somerset, New Jersey	08873
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (973) 390-0072

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

On May 28, 2019, Global Fiber Technologies, Inc. (“GFTX” or the “Company”) and AH Originals, Inc. (“AH”) entered into an asset purchase agreement (the “Purchase Agreement”), pursuant to which the Company will acquire from AH certain assets including: equipment (which includes a Della’ Orco Sample Line, Electro Steam Boiler/Steamer and Schulz 5 HP Condenser), inventory, materials, intellectual property (including PCT/US2018/047918 - Authenticatable Articles, Fabric and Method of Manufacture, 16/311,095 - Authenticatable Articles, Fabric and Method of Manufacture, as well as the rights the trademarks, trade names, logos, etc. For “Authentic Heroes”, “Feel the Bond”, and “Event Worn Reborn”), along with all domain names of AH.  The purchase price for the assets is $960,000 of which $480,000 will be paid through the issuance of 6,400,000 shares of the Company’s common stock and 200,000 shares of common stock of Authentic Heroes, Inc. (a subsidiary created by the Company to receive and operate the purchased assets), and the remaining $480,000 will be paid through a promissory note at 3% interest with a three-year term.  The Company is not assuming any liabilities of AH other than the lease for the facility where the equipment is located.

The Purchase Agreement contains representations and warranties and covenants customary for a transaction of this nature. The consummation of the Acquisition is subject to customary closing conditions, including the absence of any law, injunction or other judgment prohibiting the Acquisition, the accuracy of the representations and warranties of each party, and the compliance by each party with its covenants in all material respects.  The Purchase Agreement contains certain termination rights for the parties following a breach by the either party that is not cured within 10 days’ notice of that breach.  The Acquisition is currently expected to close on June 11, 2019.

The Purchase Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company or AH. The representations and warranties contained in the Purchase Agreement were made only for purposes of the Purchase Agreement as of the specific dates therein, were solely for the benefit of the parties to the Purchase Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations and warranties or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

The Purchase Agreement is filed as Exhibit 10.1 hereto and incorporated by reference herein. The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement.

Section 9 - Financial Statements and Exhibits

Exhibit Number	Description

10.1	May 28, 2019 Asset Purchase Agreement between Global Fiber Technologies, Inc. and AH Originals, Inc.

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SIGNATURES

In accordance with Section 13 or 15(d) of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GLOBAL FIBER TECHNOLOGIES, INC.

Date: May 29, 2019	By:	/s/ Christopher Giordano
Christopher Giordano
President and Co-Chairman

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